--------------------------------------------------------------------------------

                                  UNITED STATES
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

         --------------------------------------------------------------

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                               January 26, 2005

         --------------------------------------------------------------

                          GENERAL MARITIME CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        REPUBLIC OF THE MARSHALL ISLANDS
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

             001-16531                               06-159-7083
      (COMMISSION FILE NUMBER)          (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               35 West 56th Street
                            New York, New York 10019
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (212) 763-5600
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

--------------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

Item 8.01  Other Events

      On January 26, 2005, we announced in a press release that we have initiated a new cash dividend policy. A copy of the press release is filed as an exhibit hereto. To declare and pay dividends, we will require an amendment or waiver of our 2004 Credit Agreement. Also, our Senior Notes allow dividends and other "restricted payments" only if we are not in default under the indenture, we are able to incur additional indebtedness under the indenture, and the aggregate amount of all such restricted payments does not exceed a formula, the principal components of which are the sum of (i) 50% of our consolidated net income and the consolidated net income of our restricted subsidiaries for the period from January 1, 2003 through the end of the most recent fiscal quarter ending prior to the date of the restricted payment, (ii) the aggregate net cash proceeds received by us from the sale of capital stock or other capital contributions, and (iii) $25 million. We expect to consider options to redeem, amend or defease the outstanding Senior Notes, if necessary, before the indenture interferes with our ability to pay dividends in future.

      Our payment of dividends will also depend on provisions of applicable law and other factors that our board of directors may deem relevant. Under Marshall Islands law, a company may not declare or pay dividends if it is currently insolvent or would thereby be made insolvent. Marshall Islands law also provides that a company may declare dividends only to the extent of its surplus, or if there is no surplus, out of its net profits for the then current and/or immediately preceding fiscal years.

      The timing and amount of dividend payments will be determined by our board of directors. Maintaining the dividend policy will depend on our cash earnings, financial condition and cash requirements and could be affected by factors, including the loss of a vessel, required capital expenditures, reserves established by the board of directors, increased or unanticipated expenses, additional borrowings or future issuances of securities, which may be beyond our control.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.         Description
-----------         -----------

99.1 Press release issued by the Company on January 26, 2005 announcing the initiation of a cash dividend policy by the Board of Directors.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 GENERAL MARITIME CORPORATION
                                 ---------------------------------------
                                 (Registrant)



                                 By: /s/ John C. Georgiopoulos
                                    ------------------------------------
                                 Name:  John C. Georgiopoulos
                                 Title: Chief Administrator Officer


Date:   January 26, 2005